UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 10, 2006
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950	38-0549190
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

James J. Padilla, President and Chief Operating Officer of the Company, will retire effective July 1, 2006. On May 10, 2006, the Compensation Committee of the Board of Directors of the Company approved the terms of Mr. Padilla's retirement arrangement under the terms of the Select Retirement Plan, which requires that he sign a separation waiver agreement. This arrangement will be confirmed in an agreement between the Company and Mr. Padilla. He will be entitled to retirement benefits under that plan as designated for a Company President and Chief Operating Officer. He also will be eligible for the same post-retirement benefits, such as health care and life insurance on the same terms and conditions as other Company salaried employees retiring at the same time. He also will be eligible for two executive vehicles under the Executive Evaluation Vehicle Program, consistent with standard benefits under that program. In connection with his retirement arrangement, he will agree not to enter into any arrangement that would be competitive with the Company or any subsidiaries and to maintain confidentiality on all Company matters, refrain from engaging in inimical conduct toward the Company and assist in litigation on the Company's behalf. In addition, Mr. Padilla will be eligible to receive a performance-based Restricted Stock Equivalent award for his 2006 performance and to receive non-prorated Final Awards for his outstanding Performance Stock Rights. Further, restrictions on his Restricted Stock Equivalents award for 2005 performance will lapse as of July 1, 2006. Mr. Padilla will be deemed to have met the minimum holding period requirements for any of his stock-based awards.

In order to provide for a smooth transition of Mr. Padilla's duties, the Compensation Committee approved the terms of a consulting agreement to be entered into between the Company and Mr. Padilla. Under the agreement, Mr. Padilla will agree to be available to serve as a consultant on special assignment to the Chairman and Chief Executive Officer commencing on July 1, 2006 and ending June 30, 2007. Mr. Padilla's consulting fee will be $592,080, paid $148,020 for each three month period in advance. The fee will be pro-rated if the agreement is terminated prior to the end of any such three month period. During the term of the agreement, Mr. Padilla will be reimbursed for customary and reasonable business-related expenses and travel that he is authorized to take, consistent with Company policies and procedures.

During the term of the agreement, Mr. Padilla will be provided with an office and computer support when in Dearborn and will be provided travel support services by the Company in making aircraft travel arrangements in connection with services to be provided under the agreement. He will not be entitled to use the Company aircraft. He also will be provided a laptop computer, software, a docking station with monitor, printer, fax machine and wireless support, email, internet connection, and phone service for use during the term of the agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: May 15, 2006	By:	/s/Kathryn S. Lamping
Kathryn S. Lamping
Assistant Secretary